SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 19, 2013

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
601 Travis, Suite 1400, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

AER Quarterly Financial Information

As previously disclosed, on March 14, 2013, Illinois Power Holdings, LLC (“IPH”), a newly-formed, wholly-owned subsidiary of Dynegy Inc. (the “Company”) entered into a definitive agreement with Ameren Corporation (“Ameren”) to acquire Ameren Energy Resources Company, LLC (or, following a pre-closing reorganization contemplated by Ameren, a successor thereto) (“AER”) and its subsidiaries, Ameren Energy Generating Company (“Genco”), Ameren Energy Resources Generating Company (or, following a pre-closing reorganization contemplated by Ameren, a successor thereto) (“AERG”), Ameren Energy Fuels and Services Company and Ameren Energy Marketing Company (“AEM”) from Ameren (the “AER Acquisition”). The AER Acquisition remains subject to certain closing conditions, including the receipt of regulatory approvals. We expect to close the AER Acquisition in December of 2013, assuming a favorable decision from the Illinois Pollution Control Board regarding the Illinois Multi Pollutant Standard variance request made in connection with the AER Acquisition.

Due to the significance of the AER Acquisition, as calculated in accordance with Rule 3-05 of Regulation S-X promulgated under the Securities Act of 1933, as amended (“Regulation S-X”), the Company is providing financial information of AER for the quarterly period ended September 30, 2013 (the “AER Quarterly Financial Information”). The AER Quarterly Financial Information is attached hereto as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
99.1	Financial Statements of AER for the quarterly period ended September 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2013	DYNEGY INC.
(Registrant)
	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Financial Statements of AER for the quarterly period ended September 30, 2013